File No. 70-6373

                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                   ------------------------------

                   POST-EFFECTIVE AMENDMENT NO. 4
                                 TO
                              FORM U-1
                   ------------------------------


                     APPLICATION OR DECLARATION

                             under the

             PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                * * *

                         OHIO POWER COMPANY
           301 Cleveland Avenue, S.W., Canton, Ohio 44702
             (Name of company filing this statement and
               address of principal executive office)

                                * * *

                AMERICAN ELECTRIC POWER COMPANY, INC.
               1 Riverside Plaza, Columbus, Ohio 43215
               (Name of top registered holding company
               parent of each applicant or declarant)

                                * * *

                 A. A. Pena, Senior Vice President
             American Electric Power Service Corporation
              1 Riverside Plaza, Columbus, Ohio  43215

                   Susan Tomasky, General Counsel
             American Electric Power Service Corporation
               1 Riverside Plaza, Columbus, Ohio 43215
             (Names and addresses of agents for service)


      Ohio Power Company ("OPCo"), a wholly-owned utility subsidiary of American Electric Power Company, Inc. ("AEP"), a holding company registered under the Public Utility Holding Company Act of 1935 ("1935 Act"), hereby amends as follows its Application or Declaration on Form U-1 in File No. 70-6373, as heretofore amended:
      1. By adding the  following  paragraphs  to the end of Item 1 of said Form
U-l:
      "On November 26, 1979, the Commission issued an Order (see HCAR No. 21308) herein authorizing the transfer by OPCo of certain pollution control facilities at its Cardinal and Muskingum River Generating Stations (the 'Project') to the Ohio Air Quality Development Authority (the 'Authority'), and the acquisition by OPCo of the Project from the Authority, all pursuant to an installment sale agreement between OPCo and the Authority (the 'Agreement').
      On November 28, 1979, the Authority issued $50,000,000 of State of Ohio Air Quality Development Revenue Bonds (Ohio Power Company Project), Series A (the 'Series A Bonds'), and deposited the amount realized from such sale in the Construction Fund (as defined in the Indenture of Trust, dated as of November 1, 1979 (the 'Indenture')) in order to provide monies to reimburse OPCo for a portion of the amounts it had expended to pay the Cost of Construction (as defined in the Agreement) of the Project. The Series A Bonds included
$10,000,000 principal amount of 9.10% Bonds which, by their terms, were to mature on November 1, 2004 and also included $40,000,000 principal amount of 9.20% Bonds which, by their terms, were to mature on November 1, 2009.
      On June 8, 1989, in connection with the issue and sale by the Authority of additional air quality development revenue refunding bonds, Series B, in the aggregate amount of $50,000,000 (the 'Series B Bonds') to provide principal, premium and interest payments required for the refunding of the Series A Bonds, OPCo filed a Post-Effective Amendment No. 1 in this File requesting that an Order be entered by this Commission granting all requisite authorization under the 1935 Act for the transactions proposed therein. On August 11, 1989, this Commission issued an Order (HCAR No. 24938) authorizing OPCo to take all necessary action to effect the transactions specified in said Order. On August 23, 1989, the Authority issued $50,000,000 of Series B Bonds, the proceeds of which were deposited in the Bond Fund created by the Indenture, together with other funds supplied by OPCo, and applied to the payment of the principal of, and premium and accrued interest on, the Series A Bonds at their redemption on November 1, 1989.
      Pursuant to the Agreement, OPCo may request the Authority to issue and sell additional air quality development revenue bonds in an aggregate principal amount of up to $50,000,000 (the 'Series C Bonds') in order to provide funds for the payment of up to $50,000,000 aggregate principal amount of the Series B Bonds prior to their stated maturity. It is contemplated that the Series C Bonds will be issued pursuant to the Indenture as supplemented and amended and as to be further supplemented and amended by a Second Supplemental Indenture in substantially the form filed herewith as Exhibit B-4, which will provide that the proceeds of the sale of the Series C Bonds will be deposited by the Authority with the Trustee in the Bond Fund and applied to payment of up to $50,000,000 aggregate principal amount of the Series B Bonds.
      It is  contemplated  that the Series C Bonds will be sold by the Authority pursuant to arrangements with Goldman, Sachs & Co. While OPCo will not be a party to the underwriting arrangements for the Series C Bonds, the Agreement provides that the Series C Bonds shall have such terms as shall be specified by OPCo. If it is deemed advisable, the final form of the Second Supplemental Indenture may provide for a sinking fund pursuant to which a portion of all
Series C Bonds could be retired annually. In addition, if it is deemed advisable, the Series C Bonds may not be redeemable optionally in whole or in part for a period of time. Finally, if it is deemed advisable, the Series C Bonds may be provided some form of credit enhancement such as a letter of credit, bond insurance or surety bond.
      OPCo understands that the Series C Bonds can be issued under circumstances that the interest on such Series C Bonds will be excludable from gross income under the provisions of Section 103 of the Internal Revenue Code of 1986, as amended (except for interest on any such Series C Bond during a period in which it is held by a person who is a substantial user of the Project or a related person), and that while it is not possible to predict precisely the interest rate which may be obtained in connection with the issuance of bonds having such characteristics, the annual interest rate on tax exempt obligations historically has been, and can be expected under current circumstances to be, 1-1/2% to 2-1/2% or more lower than the rates of obligations of like tenor and comparable quality, interest on which is fully subject to Federal income tax.
      The Agreement provides that each installment of the purchase price for the Project payable by OPCo will be in such an amount (together with other moneys held by the Trustee under the Indenture for that purpose) as will enable payment when due, of (i) the interest on all Series C Bonds and any additional bonds and refunding bonds issued under the Indenture; (ii) the stated maturities of the principal of all Series C Bonds and any additional bonds and refunding bonds issued under the Indenture; and (iii) amounts, including any accrued interest, payable in connection with any mandatory redemption of all Series C Bonds and any additional bonds or refunding bonds issued under the Indenture. The Agreement also obligates OPCo to pay the fees and charges of the Trustee, as well as certain administrative expenses of the Authority.
           OPCo will not agree, without further Order of this Commission, to the issuance of any Series C Bond by the Authority (i) if the stated maturity of any such Series C Bond shall be more than forty (40) years; (ii) if the fixed rate of interest to be borne by any such Series C Bond shall exceed 8% per annum or the initial rate of interest to be borne by any fluctuating rate Series C Bond shall exceed 8%; (iii) if the discount from the initial public offering price of any such Series C Bond shall exceed 5% of the principal amount thereof; or (iv) if the initial public offering price of any such Series C Bond shall be less than 95% of the principal amount thereof.
      The Series B Bonds may be redeemed beginning August 1, 1999 at a redemption price of 102.00%. OPCo may consider the payment of such premium prudent in light of the amounts of interest expense that could be saved by early redemption thereof, and proposes to treat said premium as an issuance expense of the Series C Bonds to be amortized over the life of the Series C Bonds. OPCo intends to utilize deferred tax accounting of the premium expense, in order to properly match the amortization of the expense and related tax effect.
      Since OPCo believes that every effort should be made to minimize, to the extent possible, carrying costs of facilities employed by OPCo in the rendition of utility services and the Authority will apply the funds derived from the issuance of Series C Bonds to the payment of up to $50,000,000 aggregate principal amount of Series B Bonds, OPCo believes that the public interest will be served by the issuance of the Series C Bonds.
      OPCo believes that the consummation of the transactions herein proposed will be in the best interests of OPCo's consumers and investors and consistent with sound and prudent financial policy. Moreover, because the proceeds from the sale of the Series C Bonds will be deposited by the Authority in the Bond Fund and will be applied to the payment of up to $50,000,000 aggregate principal amount of Series B Bonds, none of the proceeds of the sale of the Series C Bonds will be received by OPCo.
                               * * *

      Rule 54 provides that in determining whether to approve certain transactions other than those involving an exempt wholesale generator ('EWG') or a foreign utility company ('FUCO'), as defined in the 1935 Act, the Commission will not consider the effect of the capitalization or earnings of any subsidiary which is an EWG or FUCO if Rule 53(a), (b) and (c) are satisfied. As set forth below, all applicable conditions of Rule 53(a) are currently satisfied and none of the conditions set forth in Rule 53(b) exist or will exist as a result of the transactions proposed herein, thereby satisfying such provision and making Rule 53(c) inapplicable.
      Rule 53(a)(1). As of September 30, 1998, AEP, through its subsidiary, AEP Resources, Inc., had aggregate investment in FUCOs of $463,536,000. This investment represents approximately 28.0% of $1,654,505,000, the average of the consolidated retained earnings of AEP reported on Forms 10-Q and 10-K for the four consecutive quarters ended September 30, 1998.
      Rule 53(a)(2). Each FUCO in which AEP invests will maintain books and records and make available the books and records required by Rule 53(a)(2).
      Rule 53(a)(3). No more than 2% of the employees of the Operating Companies1 of AEP will, at any one time, directly or indirectly, render services to any FUCO.
      Rule 53(a)(4). AEP has submitted and will submit a copy of Item 9 and Exhibits G and H of AEP's Form U5S to each of the public service commissions having jurisdiction over the retail rates of AEP's Operating Companies.
      Rule 53(b). (i) Neither AEP nor any subsidiary of AEP is the subject of any pending bankruptcy or similar proceeding; (ii) AEP's average consolidated retained earnings for the four most recent quarterly periods ($1,654,585,000) represented an increase of approximately $63,768,000 (or 4%) in the average consolidated retained earnings from the previous four quarterly periods ($1,590,817,000); and (iii) for the fiscal year ended December 31, 1997, AEP did not report operating losses attributable to AEP's direct or indirect investments in EWGs and FUCOs.
      AEP was authorized to invest up to 100% of its consolidated retained earnings in EWGs and FUCOs (HCAR No. 26864, April 27, 1998) (the '100% Order') in File No. 70-9021. In connection with its consideration of AEP's application for the 100% Order, the Commission reviewed AEP's procedures for evaluating EWG or FUCO investments. Based on projected financial ratios and on procedures and conditions established to limit the risks to AEP involved with investments in EWGs and FUCOs, the Commission determined that permitting AEP to invest up to 100% of its consolidated retained earnings in EWGs and FUCOs would not have a substantial adverse impact upon the financial integrity of the AEP System, nor would it have an adverse impact on any of the Operating Companies or their customers, or on the ability of state commissions to protect the Operating Companies or their customers. Since similar considerations are involved hereunder with respect to Rule 54, OPCo should not be required to make subsequent Rule 54 filings once AEP's aggregate investment in EWGs and FUCOs exceeds 50% of its consolidated retained earnings."
      2. By supplying the following list of estimated expenses with respect to the transactions contemplated in Post-Effective Amendment No. 4:
      Printing Official Statement, etc.....................$ 25,000
      Independent Auditors' Fees...........................  15,000
      Charges of Trustee (including counsel fees)..........  20,000
      Legal Fees........................................... 110,000
      Underwriter Fees..................................... 375,000
      Rating Agency Fees...................................  40,000
      Miscellaneous Expenses...............................  30,000
                TOTAL......................................$615,000

      3. By adding  the  following  paragraph  to the end of Item 4 of said Form
U-1:
      "The proposed issuance of the Series C Bonds is the subject of an application to, and will be authorized by, The Public Utilities Commission of Ohio."
      4. By adding  the  following  paragraph  at the end of Item 5 of said Form
U-1:
      It is requested, pursuant to Rule 23(c) of the Rules and Regulations of the Commission, that the Commission's order granting and permitting to become effective this Application or Declaration be issued on or before April 1, 1999. OPCo waives any recommended decision by a hearing officer or by any other responsible officer of the Commission and waives the 30-day waiting period between the issuance of the Commission's order and the date it is to become effective, since it is desired that the Commission's order, when issued, become effective forthwith. OPCo consents to the Division of Investment Management assisting in the preparation of the Commission's decision and/or order in this matter, unless the Division opposes the matter covered by this Application or Declaration."
      5.   By supplying the following exhibits:
      "Exhibit B-4        Form of Second Supplemental Indenture
                          between the County and the Trustee

      Exhibit D-5         Copy of Application to The Public
                          Utilities Commission of Ohio

      Exhibit D-6         Copy of Order of The Public Utilities
                          Commission of Ohio (to be filed by
                          amendment)

      Exhibit H-1         Form of Notice

      (b)  Financial Statements:


      It is  believed  that  financial  statements  of  OPCo  and  AEP  and  its
subsidiaries   are  not  necessary  or  relevant  to  the  disposition  of  this proceeding."

      7. By adding  the  following  paragraph  at the end of Item 7 of said Form
U-1:
      "It is believed that the granting and permitting to become effective of this Application or Declaration will not constitute a major Federal action significantly affecting the quality of the human environment. No other Federal agency has prepared or is preparing an environmental impact statement with respect to the proposed transaction."

                                    SIGNATURE
      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this Post-Effective Amendment No. 4 to be signed on its behalf by the undersigned thereunto duly authorized.
                               OHIO POWER COMPANY


                               By_/s/ A. A. Pena________
                                  Vice President


Dated:  February 17, 1999


1 Appalachian Power Company ('APCo'), Columbus Southern Power Company ('CSPCo'), Kentucky Power Company ('KPCo'), Kingsport Power Company ('KgpCo'), Indiana Michigan Power Company ('I&M'), OPCo and Wheeling Power Company ('WPCo'), electric utility subsidiaries of AEP (sometimes collectively referred to herein as 'Operating Companies'). AEP is primarily engaged, through the Operating Companies, in the generation, transmission and distribution of electric energy. The Operating Companies operate an integrated public utility system that provides service in Indiana, Kentucky, Michigan, Ohio, Tennessee, Virginia and West Virginia.



                                                                     Exhibit B-4



               SECOND SUPPLEMENTAL INDENTURE OF TRUST


                                     Between


               OHIO AIR QUALITY DEVELOPMENT AUTHORITY


                                       And


                         NATIONAL CITY BANK
                (successor to BancOhio National Bank)
                                     Trustee



                         Dated as of __________ __, ____




      THIS SECOND SUPPLEMENTAL INDENTURE OF TRUST (the "Second Supplemental Indenture") made and entered into as of __________ __, ____, by and between the OHIO AIR QUALITY DEVELOPMENT AUTHORITY, a body both corporate and politic in the State of Ohio, organized and existing under the laws of the State of Ohio (the "Issuer"), and NATIONAL CITY BANK (successor to BancOhio National Bank), a national banking association within the State of Ohio, organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States, with its principal office located in Cleveland, Ohio, as trustee (the "Trustee").

                                 R E C I T A L S

      WHEREAS, the Issuer has issued $50,000,000 aggregate principal amount of State of Ohio Air Quality Development Revenue Bonds (Ohio Power Company Project), Series B (the "Series B Bonds"), pursuant to Section 13 of Article VIII of the Ohio Constitution, as implemented by Chapter 3706, Ohio Revised Code, both as amended (collectively, the "Act"), under the Indenture of Trust dated as of November 1, 1979 (the "Indenture"), between the Issuer and the Trustee for the purpose of acquiring, constructing and financing, in part, certain facilities of Ohio Power Company (the "Company") designed for the abatement of atmospheric pollution (the "Project") at the Company's Unit 1 (the "Cardinal Plant") of the Cardinal Generating Station located in the County of Jefferson, Ohio, and at the Company's Muskingum River Generating Station (the "Muskingum River Plant") located in the Counties of Morgan and Washington, Ohio (the Cardinal Plant and the Muskingum River Plant being referred to herein collectively as the "Plants"), which facilities were sold to the Company pursuant to an Agreement of Sale dated as of November 1, 1979 (the "Agreement") between the Issuer and the Company; and

      WHEREAS, the Issuer has determined to issue $50,000,000 aggregate principal amount of State of Ohio Air Quality Development Revenue Refunding Bonds (Ohio Power Company Project), Series C (the "Series C Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture to refund $50,000,000 aggregate principal amount of Series B Bonds at their redemption on August 1, 1999; and

      WHEREAS, the Issuer has determined that the Series C Bonds issuable hereunder, and the certificate of authentication by the Trustee to be endorsed on all such bonds shall be, respectively, substantially in the following forms with such variations, omissions and insertions as are required or permitted by the Indenture or this Second Supplemental Indenture:


                      (FORM OF FRONT OF BOND)

No. RB                                                $____________

                                  STATE OF OHIO
           Air Quality Development Revenue Refunding Bond
                    (Ohio Power Company Project)

                              SERIES C

MATURITY DATE               DATE OF BOND                CUSIP



REGISTERED OWNER:

PRINCIPAL AMOUNT:                                           DOLLARS


      The STATE OF OHIO, a state of the United States of America, by the Ohio Air Quality Development Authority, a body both corporate and politic (the Issuer), for value received, hereby promises to pay, solely from the source and as hereinafter provided, to the registered owner stated above, or registered assigns or legal representatives, upon presentation and surrender hereof at the principal office of National City Bank, Cleveland, Ohio, as Trustee, or its successor in trust (the Trustee), or, at the option of the registered owner hereof, at the principal office of such paying agent as may be designated pursuant to the Indenture hereinafter referred to, the principal sum stated above on the maturity date stated above, subject to prior redemption as hereinafter provided, and to pay from such source to the registered owner hereof interest hereon by check or draft mailed to the registered owner at his address as it appears on the registration books kept by the Trustee, as Bond Registrar, such interest payable semiannually on February 1 and August 1 from the February 1 or August 1 to which interest on the Bonds has accrued and been paid or duly provided for, as the case may be, next preceding the date on which this Bond is authenticated, unless this Bond is authenticated on a February 1 or August 1, in which case it will bear interest from such February 1 or August 1, as the case may be, or, if no interest on the Bonds has been paid or duly provided for, from the date of this Bond stated above, until payment of said principal sum at the rate of ______% per annum. Both principal and interest are payable in lawful money of the United States of America.

      This Bond and the issue of which it is a part and the interest thereon are special obligations of the State of Ohio payable solely from the revenues and receipts derived from the Agreement of Sale hereinafter referred to (except to the extent paid out of money attributable to Bond proceeds), which revenues and receipts (except for payments of Issuer expenses under Section 4.3 of the Agreement of Sale and payments for indemnification under Sections 4.5 and 6.1 of the Agreement of Sale) have been pledged and assigned to the Trustee to secure payment thereof. The Bonds and the interest thereon do not constitute a debt, or a pledge of the faith and credit, of the Issuer or the State of Ohio or any political subdivision thereof, and the owners of the Bonds have no right to have taxes levied by the General Assembly of the State of Ohio or taxing authority of any political subdivision of the State of Ohio for the payment of the principal thereof or interest or premium thereon, but the Bonds are payable solely from the revenues and receipts pledged therefor.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE SIDE HEREOF WHICH, FOR ALL PURPOSES HEREOF, SHALL HAVE THE SAME FORCE AND EFFECT AS IF PRINTED IN FULL ON THE FRONT HEREOF.

      This Bond shall not become obligatory for any purpose or be entitled to any security or benefit under the Indenture or be valid until the Trustee shall have executed the Certificate of Authentication appearing hereon.

      IN WITNESS WHEREOF, the STATE OF OHIO, by the Ohio Air Quality Development Authority, has caused this Bond to be signed by the manual or facsimile signatures of said Authority's Chairman and Vice-Chairman, said Authority's official seal to be affixed hereto or a facsimile thereof to be printed hereon and attested by the manual or facsimile signature of said Authority's Secretary-Treasurer.

                                    STATE OF OHIO, by the
                                    Ohio Air Quality Development
                                          Authority

(Seal)

                                    By_________________________
                                               Chairman

Attest:
                                    By_________________________
                                            Vice-Chairman

By____________________
Secretary-Treasurer



          (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

      This  Bond  is  one  of  the  Bonds  of  the  Series   described   in  the
within-mentioned Indenture.

                               NATIONAL CITY BANK, as Trustee


                               By__________________________
                                    Authorized Officer

Date:_________________

                            (FORM OF REVERSE OF BOND)

                                  STATE OF OHIO

           Air Quality Development Revenue Refunding Bond
                    (Ohio Power Company Project)

                              Series C

      This Bond is one of an issue of $50,000,000 STATE OF OHIO Air Quality Development Revenue Refunding Bonds (Ohio Power Company Project), Series C (the Bonds), of like date and tenor, except as to number and principal amount, authorized and issued pursuant to Section 13 of Article VIII of the Ohio Constitution, as implemented by Chapter 3706, Ohio Revised Code, both as amended, for the purpose of refunding certain STATE OF OHIO Air Quality Development Revenue Bonds (Ohio Power Company Project), Series B, which were previously issued by the Issuer for the purpose of acquiring, constructing and financing, in part, certain air pollution control facilities (the Project) located at Unit 1 of Ohio Power Company, an Ohio corporation (the Company), at the Cardinal Generating Station within the County of Jefferson, Ohio and at the Company's Muskingum River Generating Station within the Counties of Morgan and Washington, Ohio (Unit 1 of the Cardinal Generating Station and the Muskingum River Generating Station being referred to herein collectively as the Plants), and selling the same to the Company pursuant to an Agreement of Sale dated as of November 1, 1979 (the Agreement of Sale), between the Issuer and the Company. The Bonds are issued under and, together with other series of bonds, are equally and ratably secured by an Indenture of Trust dated as of November 1, 1979, as supplemented and amended by a First Supplemental Indenture dated as of August 1, 1989 and a Second Supplemental Indenture dated as of _________ __, ____ (the Indenture of Trust as supplemented being referred to herein as the Indenture), between the Issuer and the Trustee, which assigns to the Trustee, as security for the Bonds, the Issuer's rights under the Agreement of Sale (except for payment of Issuer expenses and for indemnification of the Issuer). Reference is hereby made to the Indenture, the Agreement of Sale and to all amendments and supplements thereto for a description of the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer and the Trustee and the rights of the owners of the Bonds and the terms upon which the Bonds are issued and secured. Additional bonds and refunding bonds ranking equally with the Bonds may be issued on the terms provided in the Indenture.

      The Bonds may not be called for redemption by the Issuer prior to August 1, ____, except that, in the event of the exercise by the Company of its option to prepay the entire purchase price of the Project under circumstances involving
(i) the imposition of unreasonable burdens or excessive liabilities on the Issuer or the Company with respect to the Project or either of the Plants, including taxes not imposed on November 1, 1979 and economic, technological or other changes making the continued operation of either or both of the Plants uneconomical in the opinion of the Company's Board of Directors, (ii) the Agreement of Sale becoming void, unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein by reason of any changes in the Constitution of the State of Ohio or the Constitution of the United States of America or by reason of any legislative or administrative action (whether state or Federal) or any final determination of any court or administrative body (whether state or Federal) entered after the contest thereof by the Issuer or the Company in good faith, (iii) damage to or destruction of the Project or a portion thereof or all or a portion of either or both of the Plants, (iv) condemnation of all or substantially all of the Project or all or a portion of either or both of the Plants, or (v) the operation of either of the Plants being enjoined, all as provided in Section 8.1(b) of the Agreement of Sale, the Bonds are subject to redemption in whole, but not in part, at any time upon the payment of 100% of the principal amount thereof plus interest accrued to the redemption date.

      The Bonds are also subject to optional redemption by the Issuer, at the request of the Company, prior to maturity on or after August 1, ____, at any time in whole or in part upon payment of the following redemption prices (expressed as a percentage of principal amount of Bonds to be redeemed) plus accrued interest to the redemption date:

                                                                      Redemption
Redemption Dates (Dates Inclusive)                                      Price





      If less than all of the Bonds are called for redemption at any time, the selection of such Bonds or portions thereof shall be made by lot by the Trustee in such manner as the Trustee may determine and each $5,000 of a Bond having a principal amount of more than $5,000 shall be counted as one bond for the purpose of selecting by lot.

      If any of the Bonds or portions thereof are called for redemption, the Trustee shall cause a notice thereof identifying the Bonds to be redeemed to be sent by registered or certified mail to the registered owner of each such Bond to be redeemed at his address as it appears on the registration books not less than 30 nor more than 60 days prior to the redemption date. Provided funds for their redemption are on deposit at the place of payment at that time, all Bonds or portions thereof so called for redemption shall cease to bear interest on the redemption date, shall no longer be secured by the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture. If a portion of this Bond shall be called for redemption, a new Bond in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

      The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before their stated maturities, together with interest accrued thereon. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

      The Bonds are issuable solely as registered bonds without coupons in the denominations of $5,000 or any integral multiple thereof.

      The transfer of this Bond may be registered by the registered owner hereof in person or by his duly authorized attorney or legal representative at the principal office of the Bond Registrar, but only in the manner and subject to the limitations and conditions provided in the Indenture and upon surrender and cancellation of this Bond. Upon any such registration of transfer, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange for this Bond a new Bond or Bonds, registered in the name of the transferee, of authorized denominations. The Bond Registrar shall, prior to the due presentment for registration of transfer, treat the registered owner as the person exclusively entitled to payment of principal and interest and the exercise of all other rights and powers of the owner.

      All acts, conditions and things required to happen, exist or be performed precedent to the issuance of this Bond have happened, exist and have been performed.

                        (FORM OF ASSIGNMENT)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________________

(Please insert Social Security or other taxpayer identification number of assignee) _____________________________________________

(Please print or typewrite Name and Address of Assignee)

-----------------------------------------------------------------

the within Bond, and all rights thereunder, and hereby does irrevocably constitute and appoint ______________________________ Attorney to transfer the within Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

                               -----------------------------------
                               NOTICE: The signature to this assignment must correspond with the name as it appears on the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:          _______________________________; and

      WHEREAS, all things necessary have been done and performed to make the Series C Bonds, when issued and authenticated by the Trustee, valid, binding and legal special obligations of the Issuer and to constitute this Second Supplemental Indenture a valid and binding agreement securing the payment of the principal of, premium, if any, and interest on all bonds issued and to be issued hereunder and under the Indenture (the Indenture, as supplemented by this Second Supplemental Indenture, being referred to herein as the Indenture) and the execution and delivery of this Second Supplemental Indenture and the execution and issuance of the Series C Bonds have in all respects been authorized.

      NOW, THEREFORE, the Issuer hereby agrees and covenants with the Trustee and with the respective holders and owners, from time to time of the Series B Bonds or coupons thereon and Series C Bonds, or any part thereof, as follows:

                                    ARTICLE I

                            Purpose of Series C Bonds

      Section 1.01. Purpose of Series C Bonds. The Series C Bonds of the Issuer are authorized for the purpose of refunding $50,000,000 aggregate principal amount of Series B Bonds at their redemption on August 1, 1999.

                             ARTICLE II
                         The Series C Bonds

      Section 2.01. Issuance of Series C Bonds. There are hereby authorized to be issued State of Ohio Air Quality Development Revenue Refunding Bonds of the Issuer in the aggregate principal amount of fifty million dollars ($50,000,000) as Refunding Bonds pursuant to Section 2.11 of the Indenture. Said Bonds shall be designated "State of Ohio Air Quality Development Revenue Refunding Bonds (Ohio Power Company Project), Series C," shall be dated the first day of August, 1999, shall bear interest payable semiannually on the first day of February and August in each year at the rate of ______% per annum and shall mature, subject to the right of prior redemption as hereinafter set forth, on August 1, ____.

      Both principal of and interest on the Series C Bonds shall be payable in lawful money of the United States of America, but only from the revenues and receipts pledged to the payment thereof as provided herein and in the Indenture.

      Section 2.02. Form of Series C Bonds. The Series C Bonds shall be issued substantially in the form of the Series C Bond hereinabove set forth, with such appropriate variations, omissions and insertions as are permitted or required by the Indenture or this Second Supplemental Indenture.

      Section 2.03. Execution, Authentication and Delivery of Series C Bonds. The Series C Bonds shall be executed, authenticated and delivered, and the proceeds therefrom deposited, as provided in Section 2.11 of the Indenture and
Section 3.2(c) of the Agreement.

                                   ARTICLE III
            Redemption of Series C Bonds Before Maturity

      Section 3.01. Redemption. The Series C Bonds may not be called for redemption by the Issuer prior to August 1, ____, except that, in the event of the exercise by the Company of its option to prepay the entire purchase price of the Project under circumstances involving (i) the imposition of unreasonable burdens or excessive liabilities on the Issuer or the Company with respect to the Project or either of the Plants, including taxes not imposed on November 1, 1979 and economic, technological or other changes making the continued operation of either or both of the Plants uneconomical in the opinion of the Company's Board of Directors, (ii) the Agreement becoming void, unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein by reason of any changes in the Constitution of the State of Ohio or the Constitution of the United States of America or by reason of any legislative or administrative action (whether state or Federal) or any final determination of any court or administrative body (whether state or Federal) entered after the contest thereof by the Issuer or the Company in good faith, (iii) damage to or destruction of the Project or a portion thereof or all or a portion of either or both of the Plants, (iv) condemnation of all or substantially all of the Project or all or a portion of either or both of the Plants, or (v) the operation of either of the Plants being enjoined, all as provided in Section 8.1(b) of the Agreement, the Series C Bonds are subject to redemption in whole, but not in part, at any time upon the payment of 100% of the principal amount thereof plus interest accrued to the redemption date.

      The Series C Bonds are also subject to optional redemption by the Issuer, at the request of the Company, prior to maturity on or after August 1, ____, at any time in whole or in part upon payment of the following redemption prices (expressed as a percentage of principal amount of Series C Bonds to be redeemed) plus accrued interest to the redemption date:

                                                                      Redemption
Redemption Dates (Dates Inclusive)                                      Price





      If less than all of the Series C Bonds are called for redemption at any time, the selection of such Series C Bonds or portions thereof shall be made by lot by the Trustee in such manner as the Trustee may determine and each $5,000 of a Series C Bond having a principal amount of more than $5,000 shall be counted as one Series C Bond for the purpose of selecting by lot. If a portion of a Series C Bond having a principal amount of more than $5,000 shall be called for redemption, a new Series C Bond in principal amount equal to the unredeemed portion thereof shall be issued to the registered owner upon the surrender thereof.

      Section 3.02. Other Provisions Pertaining to Redemption. Reference is hereby made to Article III of the Indenture for the provisions describing the methods and effects of redemption.

                             ARTICLE IV
                       Covenants and Security

      Section 4.01. Authority; Compliance with Conditions. The Issuer covenants that it is duly authorized under the laws of the State of Ohio, including particularly and without limitation the Act, to issue the Series C Bonds authorized hereby and to execute and deliver this Second Supplemental Indenture, to assign and pledge the Agreement and the revenues and receipts payable under the Agreement, to grant a security interest therein and to pledge the revenues and receipts hereby pledged and in the manner and to the extent contemplated herein and in the Indenture; that all of the requirements and conditions for the issuance of the Series C Bonds and the execution and delivery of this Second Supplemental Indenture have been satisfied and complied with; that all other action on its part necessary for the issuance of the Series C Bonds and the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken; and that the Series C Bonds in the hands of the owners thereof are and will be valid and enforceable special obligations of the Issuer according to the terms thereof and hereof.

      Section 4.02. Security for Series C Bonds; Confirmation of Indenture. The Series C Bonds shall be equally and ratably secured under the Indenture with all outstanding Bonds, and any other series of Bonds which may be issued pursuant to
Section 2.10 or 2.11 of the Indenture, without preference, priority or distinction of any Bonds, as defined therein, over any other Bonds. As supplemented, the Indenture is in all respects ratified and confirmed, and the Indenture, including each supplemental indenture, shall be read, taken and construed as one and the same instrument. All covenants, agreements and provisions of, and all security provided under, the Indenture shall apply with full force and effect to the Series C Bonds and to the owners thereof.

                                    ARTICLE V
                                  Miscellaneous

      Section 5.01. Authority of Officers and Agents. The officers and agents of the Issuer shall do all acts and things required of them by this Second Supplemental Indenture, the Indenture and the Series C Bonds for the complete and punctual performance of all covenants and agreements contained herein and therein.

      Section 5.02. Successors and Assigns. This Second Supplemental Indenture shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      Section 5.03. Applicable Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the applicable laws of the State of Ohio.

      Section 5.04. Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the OHIO AIR QUALITY DEVELOPMENT AUTHORITY has caused this Second Supplemental Indenture to be executed by its Executive Director and NATIONAL CITY BANK has caused this Second Supplemental Indenture to be executed by its Authorized Officer and attested by its Authorized Officer, all as of the date first above written.

                          OHIO AIR QUALITY DEVELOPMENT AUTHORITY


                          By____________________________
                               Executive Director

[CORPORATE SEAL]

                               NATIONAL CITY BANK


                          By____________________________
                               Authorized Officer


Attest:__________________________
           Authorized Officer




                                                                     Exhibit D-5



                               Before
               THE PUBLIC UTILITIES COMMISSION OF OHIO


 .....................................
                                    :
        In the Matter of            :
        the application of          :
        OHIO POWER COMPANY          :        Case No. 99-___-EL-AIS
for authority to issue and sell     :
    pollution control revenue       :
          refunding bonds           :
 .....................................



                            APPLICATION AND STATEMENT


TO THE HONORABLE

           THE PUBLIC UTILITIES COMMISSION OF OHIO:

           Your Applicant, Ohio Power Company, respectfully shows:
      FIRST:    Applicant  is an Ohio  corporation  engaged  in the
business of supplying to consumers within the State of Ohio electricity for light, heat and power purposes and is a public utility as defined by the Ohio Revised Code.
      SECOND: Attached hereto as Exhibit A are financial statements, including a balance sheet and statements of income and retained earnings of the Applicant as of September 30, 1998.
      THIRD: On October 19, 1979, Applicant filed an application and statement in Case No. 79-927-EL-AIS with this Commission requesting that the Commission issue an Order authorizing the transfer by Applicant of certain pollution control facilities at its Cardinal and Muskingum River Generating Stations (the "Project") to the Ohio Air Quality Development Authority (the "Authority"), and the acquisition by Applicant of the Project from the Authority, all pursuant to an installment sale agreement between Applicant and the Authority (the "Agreement"). On October 31, 1979, the Commission issued an Order authorizing Applicant to proceed with these transactions.
           On November 28, 1979, the Authority issued $50,000,000 of State of Ohio Air Quality Development Revenue Bonds (Ohio Power Company Project), Series A (the "Series A Bonds"), and deposited the amount realized from such sale in the Construction Fund (as defined in the Indenture of Trust, dated as of November 1, 1979 (the "Indenture")) in order to provide monies to reimburse Applicant for a portion of the amounts it had expended to pay the Cost of Construction (as defined in the Agreement) of the Project. The Series A Bonds included $10,000,000 principal amount of 9.10% Bonds which, by their terms, were to mature on November 1, 2004 and also included $40,000,000 principal amount of 9.20% Bonds which, by their terms, were to mature on November 1, 2009.
           On June 8, 1989, in connection with the issue and sale by the Authority of additional air quality development revenue refunding bonds, Series B, in the aggregate amount of $50,000,000 (the "Series B Bonds") to provide principal, premium and interest payments required for the refunding of the Series A Bonds, Applicant filed an application and statement with this Commission in Case No. 89-933-EL-AIS requesting that an Order be entered by this Commission granting all requisite authorization, if any, under the laws of the State of Ohio for the transactions proposed in the application and statement. On July 18, 1989, this Commission issued an Order in Case No. 89-933-EL-AIS authorizing Applicant to take all necessary action to effect the transactions specified in said Order. On August 23, 1989, the Authority issued $50,000,000 of Series B Bonds, the proceeds of which were deposited in the Bond Fund created by the Indenture, together with other funds supplied by Applicant, and applied to the payment of the principal of, and premium and accrued interest on, the Series A Bonds at their redemption on November 1, 1989.
      FOURTH: Pursuant to the Agreement, Applicant may request the Authority to issue and sell additional air quality development revenue refunding bonds in an aggregate principal amount of up to $50,000,000 (the "Series C Bonds") in order to provide funds for the payment of up to $50,000,000 aggregate principal amount of the Series B Bonds prior to their stated maturity. It is contemplated that the Series C Bonds will be issued pursuant to the Indenture as supplemented and amended and as to be further supplemented and amended by a Second Supplemental Indenture in substantially the form filed herewith as Exhibit B, which will provide that the proceeds of the sale of the Series C Bonds will be deposited by the Authority with the Trustee in the Bond Fund and applied to payment of up to $50,000,000 aggregate principal amount of the Series B Bonds.
           It is contemplated that the Series C Bonds will be sold by the Authority pursuant to arrangements with one or more underwriters. While Applicant will not be a party to the underwriting arrangements for the Series C Bonds, the Agreement provides that the Series C Bonds shall have such terms as shall be specified by Applicant. If it is deemed advisable, the final form of the Second Supplemental Indenture may provide for a sinking fund pursuant to which a portion of all the Series C Bonds could be retired annually. In addition, if it is deemed advisable, the Series C Bonds may not be redeemable optionally in whole or in part for a period of time. Finally, if it is deemed advisable, the Series C Bonds may be provided some form of credit enhancement such as a letter of credit, bond insurance or surety bond.
           Applicant understands that the Series C Bonds can be issued under circumstances that the interest on such Series C Bonds will be excludable from gross income under the provisions of Section 103 of the Internal Revenue Code of 1986, as amended (except for interest on any such Series C Bond during a period in which it is held by a person who is a substantial user of the Project or a related person), and that while it is not possible to predict precisely the interest rate which may be obtained in connection with the issuance of bonds having such characteristics, the annual interest rate on tax exempt obligations historically has been, and can be expected under current circumstances to be, 150 to 250 basis points or more lower than the rates of obligations of like tenor and comparable quality, interest on which is fully subject to Federal income tax.
           The Agreement provides that each installment of the purchase price for the Project payable by Applicant will be in such an amount (together with other moneys held by the Trustee under the Indenture for that purpose) as will enable payment, when due, of (i) the interest on all Series C Bonds and any additional bonds and refunding bonds issued under the Indenture; (ii) the stated maturities of the principal of all Series C Bonds and any additional bonds and refunding bonds issued under the Indenture; and (iii) amounts, including any accrued interest, payable in connection with any mandatory redemption of all Series C Bonds and any additional bonds or refunding bonds issued under the Indenture. The Agreement also obligates Applicant to pay the fees and charges of the Trustee, as well as certain administrative expenses of the Authority. Applicant will not agree, without further Order of this Commission, to the issuance of any Series C Bond by the Authority (i) if the stated maturity of any such Series C Bond shall be more than forty (40) years; (ii) if the fixed rate of interest to be borne by any such Series C Bond shall exceed 8% per annum or the initial rate of interest to be borne by any fluctuating rate Series C Bond shall exceed 8%; (iii) if the discount from the initial public offering price of any such Series C Bond shall exceed 5% of the principal amount thereof; or (iv) if the initial public offering price of any such Series C Bond shall be less than 95% of the principal amount thereof.
      FIFTH: The Series B Bond may be redeemed beginning August 1, 1999 at a redemption price of 102.00%. Applicant may consider the payment of such premium prudent in light of the amounts of interest expense that could be saved by early redemption thereof, and proposes to treat said premium as an issuance expense of the Series C Bonds to be amortized over the life of the Series C Bonds. Applicant intends to utilize deferred tax accounting of the premium expense, in order to properly match the amortization of the expense and related tax effect.
           Since Applicant believes that every effort should be made to minimize, to the extent possible, carrying costs of facilities employed by Applicant in the rendition of utility services and the Authority will apply the funds derived from the issuance of Series C Bonds to the payment of up to $50,000,000 aggregate principal amount of Series B Bonds, Applicant believes that the public interest will be served by the issuance of the Series C Bonds.
      SIXTH: Applicant believes that the consummation of the transactions herein proposed will be in the best interests of Applicant's consumers and investors and consistent with sound and prudent financial policy. Applicant also believes that since the obligations of Applicant under the Agreement will be limited to the payment of the purchase price of the Project over a period of years in the future, a substantial question exists as to whether approval or authorization by your Commission is required under the Ohio Revised Code to enable Applicant to continue to perform its obligations under the Agreement. Since, however, your Commission is invested with the power, under Section 4905.06 of the Ohio Revised Code generally to supervise all public utilities within its jurisdiction, Applicant proposes on this occasion that your Commission issue an Order to the effect that, to the extent that your Commission has jurisdiction thereof, the consummation and carrying out of the proposed transactions as described herein be approved and authorized by the Commission pursuant to all applicable provisions of the Ohio Revised Code. Applicant believes that, if your Commission issues such Order on the terms herein proposed, Applicant will have received all necessary authorization from your Commission which may be necessary or appropriate under the laws of the State of Ohio applicable to your Commission for Applicant to enter into, and consummate, the transactions described herein.
      SEVENTH: Because the proceeds from the sale of the Series C Bonds will be deposited by the Authority in the Bond Fund and will be applied to the payment of up to $50,000,000 aggregate principal amount of Series B Bonds, none of the proceeds of the sale of the Series C Bonds will be received by Applicant.
      WHEREFORE: Applicant prays for authority from your Honorable Commission, to the extent your Commission has jurisdiction thereover, to consummate and carry out the transactions proposed herein with respect to the refinancing of the terms of Applicant's installment agreement of sale with the Ohio Air Quality Development Authority, all as described in this Application.
           Applicant prays for all other and further relief necessary and appropriate in the premises.
           Respectfully submitted this 17th day of February, 1999.

                               OHIO POWER COMPANY


                          By _/s/ A. A. Pena____________
                                      Treasurer



                          By _/s/ John F. Di Lorenzo, Jr.
                                      Secretary



STATE OF OHIO        )
                     ) SS:
COUNTY OF FRANKLIN   )


           Before me, a Notary Public in and for Franklin County in the State of Ohio, personally appeared A. A. Pena and John F. Di Lorenzo, Jr., Treasurer and Secretary, respectively, of Ohio Power Company, the Applicant in the foregoing application, and each being duly sworn says that the facts and allegations herein contained are true to the best of his knowledge and belief.


                               _/s/ Mary M. Soltesz_____
                                    Notary Public
                               My Commission expires 7-12-99


Dated:  February 17, 1999



EXHIBIT A

      Financial Statements of Applicant as of September 30, 1998


EXHIBIT B

      Form of Second Supplemental Indenture relating to issuance of State of Ohio Air Quality Development Authority Revenue Refunding Bonds (Ohio Power Company Project), Series C



                                                                     Exhibit H-1



                     UNITED STATES OF AMERICA
                             before the
                 SECURITIES AND EXCHANGE COMMISSION


PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
Release No.         /March   , 1999


----------------------------------------
                                          :
In the Matter of                          :
                                          :
                                          :
OHIO POWER COMPANY                        :
301 Cleveland Avenue, S.W.                :
Canton, OH 44701                          :
                                          :
(70-6373)                                 :
----------------------------------------


NOTICE OF PROPOSED ISSUANCE OF REFUNDING BONDS BY STATE AUTHORITY IN CONNECTION WITH POLLUTION CONTROL FINANCING

NOTICE IS HEREBY GIVEN that Ohio Power Company ("OPCo"), an electric utility subsidiary of American Electric Power Company, Inc., a registered holding company, has filed with this Commission a post-effective amendment to its Application or Declaration previously filed and amended pursuant to the Public Utility Holding Company Act of 1935 (the "Act"), designating Sections 9(a), 10 and 12(d) of the Act and Rule 44(b)(3) promulgated thereunder as applicable to the proposed transaction. All interested persons are referred to the Application or Declaration, as amended by said post-effective amendments, which is summarized below, for a complete statement of the proposed transaction.

By Order dated November 26, 1979 (HCAR No. 21308), OPCo was authorized to enter into an agreement of sale (the "Agreement") with the Ohio Air Quality Development Authority (the "Authority") concerning the financing of pollution control facilities (the "Facilities") at OPCo's Cardinal and Muskingum River Generating Stations. Under the Agreement, the Authority is to issue and sell its pollution control revenue bonds (the "Revenue Bonds"), in one or more series, the proceeds from which sales are to be deposited by the Authority with the trustee (the "Trustee") under the indenture (the "Indenture") entered into between the Authority and the Trustee pursuant to which Indenture the Revenue Bonds are issued and secured. The proceeds will then be applied to the payment of the costs of construction of the Facilities, or, in the case of proceeds from the sale of refunding bonds, to the payment of principal, premium (if any) and/or interest on Revenue Bonds to be refunded. OPCo conveyed an undivided interest in a portion of the Facilities to the Authority, which portion the Authority sold to OPCo under an installment sales arrangement requiring OPCo to pay as the purchase price semi-annual installments in such an amount (together with other monies held by the Trustee under the Indenture for that purpose) as to enable the Authority to pay, when due, the interest and principal on the Revenue Bonds. Jurisdiction was reserved in the Order of November 26, 1979, with respect to the payment of the purchase price of the Facilities by installment payments insofar as such payments were affected by the interest rate or rates of the Revenue Bonds to be issued and sold by the Authority. By Orders dated November 26, 1979 and August 11, 1989 (HCAR Nos. 21308 and 24938), such jurisdiction was released concerning the sales of Revenue Bonds in the principal amount of $50,000,000 each, as such sales affected the purchase price to OPCo.

By post-effective amendment it is stated that the Authority now proposes to issue and sell a series of refunding bonds (the "Refunding Bonds") in the aggregate principal amount of $50,000,000, the net proceeds from the sale of which will be used to provide for the principal payment required for the refunding prior to their stated maturity of $50,000,000 principal amount of Revenue Bonds previously issued by the Authority. The Refunding Bonds will be issued under and secured by the Indenture and a second supplemental indenture, will bear interest semi-annually and will mature at a date or dates not more than forty years from the date of issuance.

It is contemplated that the Refunding Bonds will be sold by the Authority pursuant to arrangements with Goldman, Sachs & Co., as underwriter.

It is stated that The Public Utilities Commission of Ohio has jurisdiction over the proposed transaction and that no other state commission and no federal commission, other than this Commission, has jurisdiction thereover.

The Application or Declaration and any amendments thereto are available for public inspection through the Commission's Office of Public Reference. Interested persons wishing to comment or request a hearing should submit their views in writing by March , 1999 to the Secretary, Securities and Exchange Commission, Washington, D.C. 20549, and serve a copy on the applicant or declarant at the address specified above. Proof of service (by affidavit or, in case of any attorney at law, by certificate) should be filed with the request. Any request for a hearing shall identify specifically the issues of fact or law that are disputed. A person who so requests will be notified of any hearing, if ordered, and will receive a copy of any notice or Order issued in this matter. After said date, the Application or Declaration, as filed or as it may be amended, may be permitted to become effective.

For the Commission, by the Office of Public Utility Regulation, pursuant to delegated authority.

                          Jonathan G. Katz
                          Secretary